As filed with the Securities and Exchange Commission on April 26, 2004

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 26, 2004


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

             Delaware                      1-5706              58-0971455
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)

    8000 Tower Point Drive, Charlotte, NC                    28227
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   (Address of principal executive offices)                (Zip Code)

 Registrant's telephone number, including area code:    (704) 321-7380
                                                        --------------

                   ------------------------------------------
          (Former name or former address, if changed since last report)


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Item 7.           Financial Statements and Exhibits

          (c)  Exhibits.

               99.1 Press Release of Metromedia International Group, Inc., dated
                    April 26, 2004

Item 9.           Other Events and Regulation FD Disclosure

On April 26, 2004, the Company announced the following events concerning Magticom Ltd., the Company's business venture in the Republic of Georgia operating a wireless communications network and marketing mobile voice communication services nationwide to private and commercial users ("Magticom"). The Company's wholly-owned subsidiary International Telcell Communications, Inc. ("ITC") is the managing member of Telcell Wireless LLC ("Telcell"), which in turn today has a 49% ownership interest in Magticom. Dr. George Jokhtaberidze, co-founder with the Company of Magticom, today owns directly the remaining 51% of Magticom. ITC has a 70.41% ownership interest in Telcell; giving the Company today an indirect 34.5% ownership interest in Magticom.

Magticom issued a dividend of $14 million on April 23, 2004. Telcell, which is entitled to $6.86 million of this dividend, agreed to loan this amount to Dr. Jokhtaberidze by redirecting its share of the dividend distribution to him. As security for the loan, Dr. Jokhtaberidze has assigned to Telcell his right to receive future dividends from Magticom until the loan, which matures on December 31, 2004, is paid in full. The Company expects that Magticom will declare and pay dividends during the remainder of 2004 in an amount necessary to make this repayment. However, as described more fully below, the Company expects this loan to be repaid during second quarter of 2004, as part of a business combination transaction with Dr. Jokhtaberidze.

The Company, Telcell's other member and Dr. Jokhtaberidze have entered into a binding memorandum of understanding, providing for, upon execution of definitive documents and satisfaction of certain conditions, Dr. Jokhtaberidze to convey his 51% interest in Magticom to ITC in exchange for a 49.9% interest in ITC plus certain cash consideration. The Company will retain the remaining 50.1% majority ownership of ITC. After completion of all transactions contemplated by this memorandum of understanding, the Company will have the largest effective ownership interest in Magticom at 42.8% and will be able to exert operational control over Magticom as a result of its status as managing member of Telcell and majority stockholder of ITC. A portion of Dr. Jokhtaberidze's cash proceeds from these transactions will be used to repay the aforementioned loan, with $4.83 million of this repayment being distributed to the Company in consequence of its current 70.41% ownership interest in Telcell. The parties anticipate that all transactions contemplated in the memorandum of understanding will be concluded by end of second quarter 2004.

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The previously announced Georgian Government investigations into past business and tax payment practices of Magticom have been completed with no adverse findings. The previously announced prosecution by the Georgian Government of Dr. Jokhtaberidze has been dropped without finding any wrong-doing and Dr. Jokhtaberidze has been released from the investigative detention in which he had been held since February 20, 2004. The Company believes that no further investigations or prosecutions of Magticom, Magticom personnel or Dr. Jokhtaberidze with respect to past business or tax payment practices will be undertaken by the Georgian Government.


        The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

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                 SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               METROMEDIA INTERNATIONAL GROUP, INC.


                               By:  /S/ HAROLD F. PYLE, III
                                    --------------------------------------------
                                     Name: Harold F. Pyle, III
                                     Title: Executive Vice President Finance,
                                           Chief Financial Officer and Treasurer

Date: April 26, 2004
Charlotte, NC

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                                  EXHIBIT INDEX
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Exhibit                            Description
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 99.1          Press Release of Metromedia International Group, Inc. dated April
               26, 2004